EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-198895 on Form S-8 of our reports dated February 26, 2019, relating to the consolidated financial statements of Vectrus, Inc., and the effectiveness of Vectrus, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Vectrus, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

February 26, 2019